NORTHWESTERN CORPORATION

                         BY-LAWS

        (As Amended to and Including May 6, 1998)


ARTICLE I

          Section 1. Principal Office. The principal office of the Company shall be located in the City of Wilmington, County of New Castle, and State of Delaware, and the name of the agent therein and in charge thereof, and upon whom legal process against the corporation may be served (until otherwise determined by the Board of Directors) is the CORPORATION TRUST COMPANY OF AMERICA.

          Section 2. Other Offices. Offices of the Company where meetings of the stockholders and directors may be held, shall be and are hereby, established in the City of Huron, Beadle County, South Dakota, or such other places within or without the State of Delaware, as may from time to time be established by the Board of Directors.


                       ARTICLE II

          Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for such other business as may properly be conducted at such meeting shall be held at such time and date as the Board of Directors shall designate from time to time and set forth in the notice of the meeting. Such meeting shall be held at the office of the corporation in the City of Wilmington, Delaware, or at the office of the corporation in the City of Huron, South Dakota, or at such other place within or without the State of Delaware, as may be designated in the notice of the meeting.

          Section 2. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the President or any Vice President, or by order of the Board of Directors whenever they deem it necessary, and it shall be their duty to order and call such meetings whenever persons holding a majority of the outstanding capital stock of the corporation entitled to be voted at such meeting, shall in writing request the same. Such special meetings shall be held at the office of the corporation in the City of Wilmington, Delaware, or at the office of the corporation in the City of Huron, South Dakota, or at such other place within or without the State of Delaware, as may be designated in the notice of the meeting, and the business of such special meeting shall be confined to the objects stated in the notice thereof.

          Section 3. Notice of Meetings. Notice of the time and place of the annual, and of any special meeting of the stockholders, shall be given by the Corporate Secretary to each of the stockholders entitled to vote at such meetings by posting the same in postage prepaid letters, addressed to each such stockholder at the address left with the Corporate Secretary of the Corporation, or at his last known address, or by delivering same personally, at least ten days prior to such meeting. The notice of a special meeting shall also set forth the objects of the meeting. Any or all of the stockholders may waive notice of the annual or any special meeting, and the presence of a stockholder at any meeting, in person or by proxy, shall be deemed a waiver of notice thereof by him. Meetings of the stockholders may be held at any time and place and for any purpose without notice, when all of the stockholders entitled to vote at such meetings are present in person or by proxy, or when all of such stockholders waive notice and consent to the holding of such meeting.

          Section 4. Voting at Stockholders' Meetings. At all meetings of stockholders each holder of stock having voting power or entitled to vote at such meetings shall be entitled to one vote for each share of stock held by him at the time of the closing of the transfer books for said meeting, or on the record date fixed by the Board of Directors for that purpose as provided in Section 2 of Article VI of these By-laws, and if such transfer books shall not have been closed or any record date fixed, then for each share of stock standing registered in his name at the time of the meeting; provided, always, that except when the transfer books have been closed or a record date fixed, as aforesaid, no share of stock shall be voted at any election which has been transferred on the books of the corporation within twenty days next preceding such election. Such vote may be given personally or by proxy authorized in writing. Only the persons in whose names shares of stock shall stand on the books of the corporation at the time aforesaid shall be entitled to vote in person or by proxy upon the shares of stock standing in their name. No proxy shall be voted on after three years from its date.

          Section 5. Quorum. The holders for the time being of a majority of the total number of shares of stock issued and outstanding and entitled to be voted at any meetings represented in person or by proxy, shall constitute a quorum for the transaction of business at such meetings unless the representation of a larger number shall be required by law. In the absence of a quorum, the stockholders attending or represented at the time and place at which a meeting shall have been called, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of the stockholders at the meeting as originally convened.

          Section 6. Presiding Officer and Secretary. The Chairman of the Board, or in the Chairman's absence the President, or in the President's absence a Vice President, shall call meetings of the stockholders to order and shall act as chairman of such meetings. The Board of Directors may appoint any stockholder to act as chairman at any meeting in the absence of the Chairman of the Board, the President and Vice Presidents, and, in default of any appointment by the Board of Directors of a chairman, the stockholders may elect a chairman to preside at the meeting. The Corporate Secretary, or an Assistant Corporate Secretary, of the corporation shall act as Secretary at all meetings of the stockholders, but in their absence the stockholders or presiding officer may appoint any person to act as Secretary of the meeting.

          Section 7. Business at Annual Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 of this Article and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedure set forth in this Section 7.

          In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary.

          To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal office of the Company not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders, provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

          No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 7, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 7 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                        ARTICLE III

                      BOARD OF DIRECTORS

          Section 1. Election, Qualification and Filling of Vacancies. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors. The number of Directors shall be no less than nine (9) and no greater than twelve (12). Within the limits specified above, the number of Directors constituting the Board of Directors of the Company shall be fixed from time to time by or pursuant to a resolution passed by the Board of Directors. However, no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. The number of Directors of the Company may exceed twelve (12) when and to the extent needed to permit the holders of shares of the New Preferred Stock to elect a majority of Directors under subdivision 5 of Division A of Article Fourth of the Company's Restated Certificate of Incorporation.

          The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such Director was elected; provided, however, that each initial Director in Class I shall hold office until the annual meeting of stockholders in 1986; each initial Director in Class II shall hold office until the annual meeting of stockholders in 1987; and each initial Director in Class III shall hold office until the annual meeting of stockholders in 1988. Directors elected at the annual meeting of stockholders shall be elected by a plurality of the votes cast for election of Directors. In the event of any increase or decrease in the number of Directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible.

          Notwithstanding any of the foregoing provisions of this Section, each Director shall serve until his successor is elected and qualified or until his death, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a Director or through an increase in the number of Directors, such vacancy shall be filled by a majority vote of the remaining Directors of all classes though less than a quorum of the Board of Directors. A Director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

          Any Director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this paragraph. Removal for cause must be approved by at least a majority of the total number of Directors or by at least a majority vote of the shares of the corporation then entitled to be voted at an election for that Director. For purposes of this paragraph, the total number of Directors will not include the Director who is the subject of the removal determination, nor will such Director be entitled to vote thereon.

          Section 2.  Place of Meeting.  Any meetings of the
Board of Directors may be held either within or without the State of Delaware.

          Section 3. Annual, Regular and Special Meetings. The annual meeting of the Board of Directors shall be held in each year immediately following and at the same place as the annual meeting of stockholders, for the election of officers and the transaction of such other business as may come before the Board; and regular meetings of the Board shall be held on the first Wednesday in the months of February, August and November in each year at the hour of 10 o'clock a.m. at the office of the Company in the City of Huron, South Dakota, or at such other time of day or such other place as may from time to time be established by resolution of the Board or as may be specified by the Chairman of the Board or the President with respect to each such meeting. Special meetings of the Board may be called by the Chairman of the Board, the President, or any two Directors, and shall be held at such time and place as may be specified by the officer or Directors calling the meeting, or in the absence of such specification as to place, at the office of the Company in the City of Huron, South Dakota. Notice stating the place, date, and hour of each meeting of the Board (other than the annual meeting, as to which no notice need be given) shall be given to each Director either by mail to his residence or place of business not less than forty-eight (48) hours before the date of the meeting, or personally by telephone, telegram, telecopy, electronic mail, or similar means of communication on twenty-four (24) hours' notice. All or any of the Directors may waive notice of any meeting, and the presence of a Director at any meeting of the Board shall be deemed a waiver of notice thereof by him.

          Section 3A. Action on Written Consent Without Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

          Section 4. Quorum and Adjournment. A majority of the Directors in office at a meeting regularly called, shall constitute a quorum. In the absence of a quorum, the Directors present at the time and place at which a meeting shall have been duly called, may adjourn the meeting from time to time and place to place until a quorum shall be present.

          Section 5. Submission of Acts to Approval of Stockholders. The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for that purpose, and any contract or act that shall be approved or ratified by the vote of the holders of a majority of the capital stock of the Company which is represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be as valid and binding upon the corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Company.

          Section 6. Compensation. Directors shall be entitled to receive such fees and expenses, if any, for attendance at meetings of the Board of Directors, and/or such fixed salaries for services as Directors, as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity as an officer, committee member, agent or otherwise, and receiving compensation therefor.

          Section 7. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Company except as may be otherwise expressly provided in the Restated Certificate of Incorporation of the Company with respect to the right of the holders of New Preferred Stock and Preference Stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders
(a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 7.

          In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Secretary.

          To be timely, a stockholder's notice to the Corporate Secretary must be delivered to or mailed and received at the principal office of the Company not less than 90 days nor more than 120 days prior to the date of the annual meeting of stockholders; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

          To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a Director
(i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities and Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving this notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder,
(iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

          No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Section 7. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                         ARTICLE IV

                          OFFICERS

          Section 1. Designation, Term and Vacancies. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Corporate Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Board of Directors may elect one or more Executive Vice Presidents or Assistant Vice Presidents, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board. The Board of Directors may appoint one or more Assistant Corporate Secretaries and one or more Assistant Treasurers, and such other officers as may be deemed necessary, who shall have such authority and shall perform such duties as may from time to time be prescribed by the Board. Vacancies occurring among the officers of the corporation shall be filled by the Board of Directors. Officers elected by the Board shall hold office until the next annual meeting of the Directors and until their successors are elected and qualified, provided that any officer may be removed at any time by the affirmative vote of a majority of the whole Board. All other officers, agents and employees shall hold office during the pleasure of the Board or the officer appointing them. Any two or more offices may be held by the same person, with the exception that the Chairman of the Board of Directors and President shall not also hold the office of Secretary or Treasurer.

          Section 1A. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Company.
He shall preside at all meetings of stockholders and of the Board of Directors. Except as otherwise provided in these By-laws or ordered by the Board of Directors, he shall appoint all committees of the Board of Directors. Subject to the control and direction of the Board, he shall have general charge of the affairs and business of the Company and general charge and supervision of all the officers, agents, and employees of the Company. He may sign, with the Corporate Secretary or an Assistant Corporate Secretary, any or all certificates for shares of stock of the Company. He may sign and execute in the name of the Company all deeds, mortgages, bonds, contracts, powers of attorney, or other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Company, and he may, without previous authority of the Board, make, in the name of the Company, such contracts, leases, and other agreements as the ordinary conduct of the Company's business requires. He may sign and endorse notes, drafts, and checks. He shall have power to select and appoint all necessary officers and servants, except those elected or appointed or required to be elected or appointed by the Board, and he shall also have power to remove all such officers and servants and to make appointments to fill the vacancies. In general, he shall exercise all powers and perform all duties incident to the principal executive office of the Company and such other powers and duties as may from time to time be assigned to him by the Board or be prescribed by these By-laws. He may delegate any of his powers to the President of the Company.

          Section 2. President. The President shall be chosen from among the Directors and shall be the chief operating officer of the Company. In the absence or inability of the Chairman of the Board to act, he shall be the chief executive officer of the Company. Also in the absence or inability of the Chairman to act, he shall preside at all meetings of stockholders and of the Board of Directors. He shall have general and active management of and exercise general supervision over the business and property of the Company and shall have such other power and duties as usually appertain to the office of the President and as may be assigned to him by the Board of Directors. He may delegate any of his powers to any Vice President of the Company.

          Section 3. Vice Presidents. Each Vice President shall exercise such powers and perform such duties as may from time to time be assigned to him by the Board of Directors or the President. In the absence or disability of the President a Vice President shall exercise the powers and perform the duties of the President.

          Section 4. Treasurer. The Treasurer shall have custody of such funds and securities of the Company as may come to his hands or be committed to his care by the Board of Directors. When necessary or proper, he shall endorse on behalf of the Company, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Company, in such bank or banks or depositories as the Board of Directors, or the President, may designate. He may sign receipts or vouchers for payments made to the Company, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render a statement of his cash accounts and such other statements respecting the affairs of the Company as may be requested. He shall keep proper and accurate accounts of receipts and disbursements and other matters pertaining to his office. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board. In the discretion of the Board of Directors, he may be required to give a bond in such amount and containing such conditions as the Board of Directors may approve, and such bond may be the undertaking of a surety company, and the premium therefor may be paid by the Company.

          Section 5. Corporate Secretary. The Corporate Secretary shall be sworn to the faithful discharge of his duties. He shall record the votes and proceedings of the stockholders and of the Board of Directors in a book or books kept for that purpose, and shall attend all meetings of the Directors and stockholders. He shall keep in safe custody the seal of the Company, and, when required by the Board of Directors, or when any instrument shall have been signed by the President, or any other officer duly authorized to sign the same, or when necessary to attest any proceedings of the stockholders or Directors, shall affix it to any instrument requiring the same, and shall attest the same with his signature. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors. In the absence of the Corporate Secretary, or an Assistant Corporate Secretary, from any meeting of the Board, the proceedings of such meeting shall be recorded by such other person as may be appointed at the meeting for that purpose.

          Section 5A.  Assistant Vice President.  Each Assistant
Vice President shall exercise such powers and perform such duties as may be assigned to him by the Board of Directors.

          Section 6. Assistant Corporate Secretary. Each Assistant Corporate Secretary shall be vested with the same powers and duties as the Corporate Secretary, and any act may be done or duty performed by an Assistant Corporate Secretary with like effect as though done or performed by the Corporate Secretary. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

          Section 7. Assistant Treasurer. Each Assistant Treasurer shall be vested with the same powers and duties as the Treasurer, and any act may be done or duty performed by an Assistant Treasurer with like effect as though done or performed by the Treasurer. He shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

          Section 8. Execution of Checks, etc. The funds of the Company shall be deposited in such banks or trust companies as the Board of Directors from time to time shall designate and shall be withdrawn only on checks or drafts of the Company for the purposes of the Company. All checks, drafts, notes, acceptances and endorsements of the Company shall be signed in such manner and by such officer or officers or such individual or individuals as the Board of Directors from time to time by resolution shall determine. If and to the extent so authorized by the Board of Directors, such signature or signatures may be facsimile. Only checks, drafts, notes, acceptances and endorsements signed in accordance with such resolution or resolutions shall be the valid checks, drafts, notes, acceptances or endorsements of the Company.

                            ARTICLE V

       INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

          The corporation shall, to the fullest extent to which it is empowered to do so by the General Corporation Law of Delaware, or any other applicable laws, as from time to time in effect, and in the manner therein provided, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          Expenses incurred by an officer or director of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount of it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the General Corporation Law of the State of Delaware. Expenses incurred in defending a civil or criminal action, suit or proceeding by any other person entitled to claim indemnification under the preceding paragraph may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon such terms and conditions as the Board of Directors of the corporation deems appropriate.

          The provisions of this Article shall be deemed to be a contract between the corporation and each director or officer who serves in any such capacity at any time while this Article and the relevant provisions of the General Corporation Law of Delaware, or other applicable law, if any, are in effect, and any repeal or modification of any such law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

          Persons who are not covered by the foregoing provisions of this Article and who are employees or agents of the corporation, or are serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the corporation.

          The indemnification and advancement of expenses provided or permitted by this Article shall not be deemed exclusive of any other rights to which those indemnified or entitled to advancement of expenses may be entitled under any other by-law or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                         ARTICLE VI

                       SHARES OF STOCK

          Section 1. Certificates of Stock. All certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Certificate of Incorporation of the Company, as shall be approved by the Board of Directors, and shall be signed by the Chairman of the Board of Directors, the President, or a Vice President, and Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary of the Company, and shall not be valid unless so signed; provided, however, that where such certificate is signed
(1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice President, Treasurer, Assistant Treasurer, Corporate Secretary or Assistant Corporate Secretary, may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Company.
All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares, and the date of issue, shall be entered on the Company's books. All certificates surrendered shall be cancelled, and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and cancelled, except in cases provided for in
Section 4 of this Article.

          Section 2. Transfer of Shares. (a) Transfers of stock shall be made upon the books of the Company by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares. But the Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class of stock of the Company by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made, all certificates of stock of such class thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfer, and shall not be valid unless so countersigned. (b) The stock transfer books may be closed, by order of the Board of Directors, for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose; provided, however, that, in lieu of closing the stock transfer books as aforesaid, the Board of Directors, in its discretion, may fix and is hereby authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date, for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

          Section 3. Addresses of Stockholders. Every stockholder shall furnish the Corporate Secretary with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the office of the Company in Huron, South Dakota.

          Section 4. Lost and Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, and the Board of Directors, when authorizing the issuance of such new certificate or certificates, may, in their discretion, and as a condition precedent thereto, require the owner of such lost or destroyed certificate or certificates or his legal representatives to give to the Company a bond in such sum as they may direct, as indemnity against any claim that may be made against the Company.

          Section 5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Company.


                        ARTICLE VII

               DIVIDENDS AND WORKING CAPITAL

          The Board of Directors may declare dividends from the surplus or net profits of the corporation over and above the amount which from time to time may be fixed by the Board of Directors as the amount to be reserved as a working capital, as they may in their discretion, from time to time determine. Such dividends may be declared by the Board at any meeting, either regular or special, at which a quorum is present. The dividends upon the preferred stock, if and when declared, shall be payable quarterly on the first days of December, March, June and September in each year. Any dividends so declared upon the common stock shall be payable upon such dates as may from time to time be fixed by the Board. The power to fix the working capital of the corporation shall be, and is hereby conferred upon the Board of Directors, and the Board of Directors may from time to time fix the sum which shall be set aside or reserved, over and above the corporation's capital stock paid in, as a working capital for the corporation, and from time to time may increase, diminish and vary the same in their absolute discretion.


                      ARTICLE VIII


                           SEAL

          The common corporate seal is, and until otherwise ordered, and directed by the Board of Directors shall be, an impression upon paper or wax, bearing the name of the corporation and the words 'Corporate Seal - Delaware.' One or more duplicate dies for impressing such seal may be kept and used.


                      ARTICLE IX

                 AMENDMENT TO BY-LAWS

          These By-laws may be altered, amended or repealed by a vote of a majority of all the Directors at any regular or special meeting of the Board, provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting or shall have been waived by all the Directors. These By-laws may also be altered, amended or repealed at any annual meeting of the stockholders, or at any special meeting of the stockholders, provided notice of the proposed alteration, amendment or repeal shall have been included in the notice of such special meeting or shall have been waived by all the stockholders.